Vocera Announces Third Quarter 2021 Financial Results

SAN JOSE, Calif. - October 28, 2021 - Vocera Communications, Inc. (NYSE: VCRA), a recognized leader in clinical communication and workflow solutions, today reported total revenue of $63.6 million for the third quarter of 2021, an increase of 18% compared to the third quarter of 2020.

“The third quarter was another fantastic quarter for our business with strong growth and customer success,” said Brent Lang, Chairman and CEO of Vocera. “Our market leadership in both the commercial and federal healthcare markets continued with impressive bookings and revenue growth, demonstrating the value of our unique solutions and the strong execution by our team.”

Third quarter of 2021 financial highlights include:

•Total revenue of $63.6 million, up 18% compared to $53.8 million last year
•GAAP net income of $2.1 million compared to $4.2 million last year
•Adjusted EBITDA of $15.3 million compared to $13.5 million last year
•Deferred revenue and backlog was $252.7 million as of September 30, 2021, an increase of 67% over last year

Third Quarter 2021 Results

(in thousands)	Three months ended September 30,
	2021	2020	% change
Product revenue
Device	$20,650	$17,027	21.3%
Software	12,286	11,483	7.0
Total product	$32,936	$28,510	15.5%

Service revenue
Subscription and support	$25,069	$20,387	23.0%
Professional services and training	5,563	4,918	13.1
Total service	30,632	25,305	21.1%
Total revenue	$63,568	$53,815	18.1%

GAAP gross margin for the third quarter of 2021 was 67.6%, compared to 67.5% for the third quarter of 2020.

	Three months ended September 30,
	2021	2020
Gross margin
Product	74.6%	75.0%
Service	60.1	59.1
Total gross margin	67.6%	67.5%

Non-GAAP gross margin
Product	78.5%	75.9%
Service	63.8	62.7
Total non-GAAP gross margin	71.4%	69.7%

GAAP net income for the third quarter of 2021 was $2.1 million, or $0.06 per share, compared to GAAP net income of $4.2 million, or $0.13 per share for the third quarter of 2020.

	Three months ended September 30,
(in thousands except per share amounts)	2021	2020
Net income	$2,077	$4,161
Net income per share	$0.06	$0.13
Non-GAAP net income	$10,829	$8,502
Non-GAAP diluted net income per share	$0.28	$0.26
Adjusted EBITDA	$15,336	$13,498

Deferred revenue as of September 30, 2021 was $66.7 million compared to $64.7 million as of December 31, 2020. Cash, cash equivalents and short-term investments were $304.6 million as of September 30, 2021 compared to $230.2 million as of December 31, 2020.

2021 Guidance
The Company has increased its 2021 guidance for revenue, adjusted EBITDA and GAAP loss per share. Revenue is expected to be in a range of $226.0 million and $233.0 million and GAAP loss per share between $(0.48) and $(0.30). The Company expects non-GAAP diluted earnings per share to be between $0.62 and $0.72 and non-GAAP Adjusted EBITDA to be between $35.0 million and $40.0 million.

	Year ending December 31, 2021
(in millions except per share amounts)	Low	High
Revenue	$226.0	$233.0
Loss per share	$(0.48)	$(0.30)
Non-GAAP diluted earnings per share	$0.62	$0.72
Adjusted EBITDA	$35.0	$40.0

Non-GAAP Income Tax Expense
Starting April 1, 2021, the Company changed the calculation of its non-GAAP provision for income taxes in accordance with the SEC guidance of non-GAAP financial measures and has applied such change to all periods presented. The Company’s current and deferred income tax expense is commensurate with the non-GAAP measure of profitability using a non-GAAP tax rate of 20% for the three and nine months ended September 30, 2021 and 2020. The Company uses annual projected tax rate in its computation of the non-GAAP income tax provision, and excludes the direct impact of stock-based compensation, intangible amortization expenses and acquisition related expenses. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate.

The change will not affect the company’s non-GAAP income before income taxes, actual cash tax payments, or cash flows, but will result in higher non-GAAP provision for income taxes. The Company, however, does not expect to pay substantial taxes on a GAAP basis in the U.S. and certain other foreign jurisdictions for the foreseeable future due to its net operating loss carryforward balances.

Conference Call Information
Vocera Communications will host a conference call at 5 p.m. ET (2 p.m. PT) today, October 28, 2021, to discuss the Company’s results.
A free, live webcast of the conference call will be available on the Investors section of the company’s website at investors.vocera.com.
The call also can be accessed by dialing +1 844-200-6205, or +1 929-526-1599 for international callers, and using the access code 231016.
A replay of the call will be archived after the event at investors.vocera.com.

Forward-Looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the U.S. federal securities laws. These forward-looking statements are based on limited information currently available to us and our management`s expectations, which are inherently subject to change and involve a number of risks and uncertainties.
Actual events or results may differ materially from those in any forward-looking statement due to various factors, including but not limited to, our ability to achieve and maintain profitability; the demand for our various solutions in the healthcare and other markets; our lengthy and unpredictable sales cycle; our ability to offer high-quality services and support for our solutions; our ability to acquire the sole and limited source hardware and software components for our solutions; our ability to obtain the required capacity and product quality from our contract manufacturers; the effects on government and commercial hospital customers of the federal budget and budgetary uncertainty; changes in healthcare insurance coverage and consumers’ utilization of healthcare and hospital services; potential impacts of the COVID-19 pandemic on our operations, changes in regulations in the U.S. and other countries; our ability to achieve anticipated strategic or financial benefits from our acquisitions; our ability to develop and introduce new solutions and features to existing solutions and to manage our growth; the impact of tax law reform on us or our customers; and the other factors described in our most recently filed Quarterly Report on Form 10-Q, as well as our other filings with the Securities and Exchange Commission (SEC). Our filings with the SEC are available on the Investors section of the Company’s web site at www.vocera.com. The financial and other information contained in this press release should be read in conjunction with the financial statements and notes thereto included in our filings with the SEC. Our operating results for any historical period, including the third quarter of 2021, are not necessarily indicative of our operating results for any future periods. This press release speaks only as of its date. We assume no obligation to update the information in this press release, to revise any forward-looking statements, or to update the reasons therefor. Actual events or results could differ materially from those anticipated in forward-looking statements.

Computational Guidance on Earnings Per Share Estimates
Accounting principles require that EPS be computed based on the weighted average shares outstanding (“basic”), and also assuming the issuance of potentially issuable shares (such as those subject to stock options, convertible notes, etc.) if those potentially issuable shares would reduce EPS (“diluted”).
The number of shares related to options and similar instruments included in diluted EPS is based on the “Treasury Stock Method” prescribed in Financial Accounting Standards Board (“FASB”) ASC Topic 260, Earnings Per Share (“FASB ASC Topic 260”). This method assumes a theoretical repurchase of shares using the proceeds of the respective stock option exercise at a price equal to the issuer’s average stock price during the related earnings period. Accordingly, the number of shares includable in the calculation of diluted EPS in respect of stock options and similar instruments is dependent on this average stock price and will increase as the average stock price increases.
Starting January 1, 2021, the number of shares included in the calculation of diluted EPS in respect of convertible senior notes is based on the “If Converted” method prescribed in FASB ASC Topic 260. This method assumes the conversion or exchange of these securities for shares of common stock. In determining if convertible securities are dilutive, the interest savings (net of tax) subsequent to an assumed conversion are added back to net earnings. The shares related to a convertible security are included in diluted EPS only if EPS as otherwise calculated is greater than the interest savings, net of tax, divided by the shares issuable upon exercise or conversion of the instrument. Accordingly, the calculation of diluted EPS for these instruments is dependent on the level of net earnings.
Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates the Company’s results and makes operating decisions using various GAAP and non-GAAP measures. In addition to our GAAP results, we also consider non-GAAP gross margin, non-GAAP gross margin for products and for services, non-GAAP net income/(loss), non-GAAP diluted income/(loss) per share, non-GAAP operating expenses, non-GAAP other expense, net and non-GAAP provision for (benefit from) income taxes. We also present Adjusted EBITDA, a non-GAAP measure that we reconcile to net income/(loss). These non-GAAP measures should not be considered as a substitute for the corresponding financial measure derived in accordance with GAAP. We present the non-GAAP measures because we consider them to be important supplemental information for our investors for analyzing our performance, core operating results and trends. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures included with this press release.
Our non-GAAP gross margins, non-GAAP net income/(loss), non-GAAP diluted income/(loss) per share, non-GAAP operating expenses, non-GAAP other expense, net, non-GAAP provision for (benefit from) income taxes, and Adjusted EBITDA are exclusive of certain items to facilitate management’s review of the comparability of our core operating results on a period-to-period basis because such items are not related to our ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:
a) Stock-based compensation expense impact. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options and restricted stock units as non-GAAP adjustments in each period.
b) Amortization of acquired intangibles. We acquired certain companies in 2021, 2020, and 2016, and recorded intangible assets related to these acquisitions. The amortization of these acquired intangible assets is excluded from non-GAAP net income because it is not related to ongoing controllable management decisions and because it is non-cash in nature.
c) Acquisition related expenses. In addition to the amortization of acquired intangibles mentioned above, we also adjust for certain acquisition-related expenses that we may incur including (i) professional service fees and (ii) transition costs. Professional service fees include third party costs related to the acquisition, such as due diligence costs, accounting fees, legal fees, valuation services and commissions, if any. Transition costs include retention payments and other transitional employee costs treated as compensation expense as well as the change in the fair value of contingent consideration payments payable to the selling shareholders. We consider such costs and adjustments as highly variable in amount and frequency, being significantly impacted by the timing and size of any acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management can better focus on the organic continuing operations of our baseline and acquired businesses.
d) Income tax effects. Starting April 1, 2021, we changed the calculation of our non-GAAP provision for income taxes in accordance with the SEC guidance of non-GAAP financial measures. The Company’s current and deferred income tax expense is commensurate with the non-GAAP measure of profitability using a non-GAAP tax rate of 20% for the three and nine months ended September 30, 2021 and 2020. We use the annual projected tax rate in computation of the non-GAAP income tax provision, and exclude the direct impact of stock-based compensation, intangible amortization expenses and acquisition related expenses. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing are largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock award grants.
We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:
a) Such non-GAAP financial measures provide an additional analytical tool for understanding our financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;
b) These non-GAAP financial measures facilitate comparisons to the operating results of other companies commonly compared to us, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance; and
c) These non-GAAP financial measures are employed by our management in their own evaluation of performance and are utilized in financial and operational decision-making processes, such as budget planning and forecasting.
Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:
a) While share-based compensation constitutes one of our ongoing and recurring expenses, it is not an expense that requires cash settlement by us. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.
b) We present share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation are dependent upon the trading price of our common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.
As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:
•Our stock options, restricted stock units, performance based restricted stock units, and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future; and
•Other companies may calculate non-GAAP financial measures differently than us, limiting their usefulness as a comparative measure.
Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between our non-GAAP and GAAP financial results is set forth in the financial tables referred to above, and linked to, this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results for the respective periods.
About Vocera:
The mission of Vocera Communications, Inc. is to improve the lives of healthcare professionals, patients, and families. Founded in 2000, Vocera provides clinical communication and workflow solutions that help protect and connect team members, increase operational efficiency, enhance quality of care and safety, and humanize the healthcare experience. More than 2,300 facilities worldwide, including nearly 1,900 hospitals and healthcare facilities, have selected Vocera solutions to enable their workforce to communicate and collaborate with co-workers and engage with patients and families. Mobile workers can choose the right device for their role or task, including smartphones or one of the company’s wearable communication devices, and use voice commands to easily reach people by name, role, or group. The hands-free Vocera Smartbadge was named to TIME’s list of the 100 Best Inventions of 2020. Vocera solutions can integrate with more than 150 clinical and operational systems, including electronic health records, nurse call systems, ventilators, physiological monitors, and more. In addition to healthcare, Vocera solutions are found in aged care facilities, veterinary hospitals, schools, luxury hotels, retail stores, power facilities, and more. Visit www.vocera.com to learn more and follow @VoceraComm on Twitter.
Vocera® and the Vocera logo are trademarks of Vocera Communications, Inc. registered in the United States and other jurisdictions. All other trademarks appearing in this release are the property of their respective owners.
Contacts:

Investors:
Sue Dooley
Vocera Communications, Inc.
408.882.5971
investorrelations@vocera.com

Media:
Shanna Hearon
Vocera Communications, Inc.
669.999.3368
shearon@vocera.com

Vocera Communications, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenue
Product	$32,936	$28,510	$83,888	$70,311
Service	30,632	25,305	84,528	71,524
Total revenue	63,568	53,815	168,416	141,835
Cost of revenue
Product	8,361	7,139	22,858	21,213
Service	12,230	10,346	35,440	30,563
Total cost of revenue	20,591	17,485	58,298	51,776
Gross profit	42,977	36,330	110,118	90,059
Operating expenses
Research and development	12,294	9,559	34,650	27,940
Sales and marketing	19,132	15,291	55,227	48,252
General and administrative	8,162	7,464	24,501	20,778
Total operating expenses	39,588	32,314	114,378	96,970
Income (loss) from operations	3,389	4,016	(4,260)	(6,911)
Interest income	227	645	868	2,678
Interest expense	(812)	(2,368)	(2,383)	(6,950)
Other (expense) income, net	(549)	264	(1,551)	(117)
Income (loss) before income taxes	2,255	2,557	(7,326)	(11,300)
(Provision for) benefit from income taxes	(178)	1,604	(512)	1,523
Net income (loss)	$2,077	$4,161	$(7,838)	$(9,777)

Income (loss) per share
Basic	$0.06	$0.13	$(0.23)	$(0.30)
Diluted	$0.06	$0.13	$(0.23)	$(0.30)
Weighted average shares used to compute net income (loss) per share
Basic	34,733	32,394	34,108	32,096
Diluted	35,746	33,019	34,108	32,096

Vocera Communications, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$40,602	$34,976
Short-term investments	263,973	195,227
Accounts receivable, net of allowance	43,802	45,653
Other receivables	6,834	6,170
Inventories	8,074	10,159
Prepaid expenses and other current assets	6,542	6,317
Total current assets	369,827	298,502
Property and equipment, net	6,477	8,103
Intangible assets, net	21,272	12,788
Goodwill	94,833	69,168
Deferred commissions	17,167	12,293
Other long-term assets	7,109	5,967
Total assets	$516,685	$406,821
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$7,493	$3,127
Accrued payroll and other current liabilities	25,013	23,195
Deferred revenue, current	55,753	54,785
Convertible senior notes, net	40,338	—
Total current liabilities	128,597	81,107
Deferred revenue, long-term	10,954	9,948
Convertible senior notes, net	218,327	124,376
Other long-term liabilities	6,501	10,374
Total liabilities	364,379	225,805
Stockholders' equity	152,306	181,016
Total liabilities and stockholders’ equity	$516,685	$406,821

Vocera Communications, Inc.
Three months ended September 30, 2021
		Stock		Acquisition
(In thousands)	GAAP	compensation	Intangible	related	Total	Non-GAAP
	2021	expense (a)	amortization (b)	expense (c)	adjustments	2021
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$32,936	$—	$—	$—	$—	$32,936
Service	30,632	—	—	—	—	30,632
Total revenue	63,568	—	—	—	—	63,568
Cost of revenue
Product	8,361	235	1,043	—	1,278	7,083
Service	12,230	1,176	—	(41)	1,135	11,095
Total cost of revenue	20,591	1,411	1,043	(41)	2,413	18,178
Gross profit	$42,977	$1,411	$1,043	$(41)	$2,413	$45,390

		Stock		Acquisition
(In thousands)	GAAP	compensation	Intangible	related	Total	Non-GAAP
	2021	expense (a)	amortization (b)	expense (c)	adjustments	2021
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$12,294	$1,222	$—	$413	$1,635	$10,659
Sales and marketing	19,132	2,876	590	304	3,770	15,362
General and administrative	8,162	3,094	—	157	3,251	4,911
Total operating expenses	$39,588	$7,192	$590	$874	$8,656	$30,932

(a)This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b)This adjustment reflects the accounting impact of acquisitions in 2021, 2020, and 2016 in non-cash expense.
(c)This adjustment reflects the costs associated with acquisitions in 2021 and 2020.

Three months ended September 30, 2020
		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2020	expense (a)	(b)	expense (c)	adjustments	2020
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$28,510	$—	$—	$—	$—	$28,510
Service	25,305	—	—	—	—	25,305
Total revenue	53,815	—	—	—	—	53,815
Cost of revenue
Product	7,139	147	114	—	261	6,878
Service	10,346	895	—	—	895	9,451
Total cost of revenue	17,485	1,042	114	—	1,156	16,329
Gross profit	$36,330	$1,042	$114	$—	$1,156	$37,486

		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2020	expense (a)	(b)	expense (c)	adjustments	2020
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$9,559	$1,046	$—	$222	$1,268	$8,291
Sales and marketing	15,291	2,037	375	148	2,560	12,731
General and administrative	7,464	2,554	40	485	3,079	4,385
Total operating expenses	$32,314	$5,637	$415	$855	$6,907	$25,407

(a)This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b)This adjustment reflects the accounting impact of an acquisition in 2016 in non-cash expense.
(c)This adjustment reflects the costs associated with the acquisition in 2020.

Vocera Communications, Inc.
Nine months ended September 30, 2021
		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2021	expense (a)	(b)	expense (c)	adjustments	2021
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$83,888	$—	$—	$—	$—	$83,888
Service	84,528	—	—	—	—	84,528
Total revenue	168,416	—	—	—	—	168,416
Cost of revenue
Product	22,858	670	2,068	—	2,738	20,120
Service	35,440	3,220	—	166	3,386	32,054
Total cost of revenue	58,298	3,890	2,068	166	6,124	52,174
Gross profit	$110,118	$3,890	$2,068	$166	$6,124	$116,242

		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2021	expense (a)	(b)	expense (c)	adjustments	2021
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$34,650	$3,455	$—	$1,093	$4,548	$30,102
Sales and marketing	55,227	7,633	1,630	806	10,069	45,158
General and administrative	24,501	7,610	78	1,830	9,518	14,983
Total operating expenses	$114,378	$18,698	$1,708	$3,729	$24,135	$90,243

(a)This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b)This adjustment reflects the accounting impact of acquisitions in 2021, 2020, and 2016 in non-cash expense.
(c)This adjustment reflects the costs associated with the acquisition in 2021 and 2020.

Nine months ended September 30, 2020
		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2020	expense (a)	(b)	expense (c)	adjustments	2020
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$70,311	$—	$—	$—	$—	$70,311
Service	71,524	—	—	—	—	71,524
Total revenue	141,835	—	—	—	—	141,835
Cost of revenue
Product	21,213	510	125	—	635	20,578
Service	30,563	2,619	—	—	2,619	27,944
Total cost of revenue	51,776	3,129	125	—	3,254	48,522
Gross profit	$90,059	$3,129	$125	$—	$3,254	$93,313

		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2020	expense (a)	(b)	expense (c)	adjustments	2020
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$27,940	$3,035	$—	$222	$3,257	$24,683
Sales and marketing	48,252	5,858	912	148	6,918	41,334
General and administrative	20,778	6,864	118	485	7,467	13,311
Total operating expenses	$96,970	$15,757	$1,030	$855	$17,642	$79,328

(a)This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b)This adjustment reflects the accounting impact of an acquisition in 2016 in non-cash expense.
(c)This adjustment reflects the costs associated with the acquisition in 2020.

Vocera Communications, Inc.
Non-GAAP Net income and net income per share and Adjusted EBITDA
(In thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
GAAP net income (loss)	$2,077	$4,161	$(7,838)	$(9,777)
Add back:
Stock compensation expense	8,603	6,679	22,588	18,886
Acquisition related expenses	833	855	3,895	855
Other expense, net (a)	212	8	973	8
Release of deferred tax valuation allowance	—	(2,056)	—	(2,056)
Interest income	(224)	(638)	(855)	(2,655)
Interest expense	812	2,368	2,383	6,950
Depreciation and amortization expense	2,845	1,669	7,432	4,470
Provision for income taxes (b)	178	452	512	533
Non-GAAP adjusted EBITDA	$15,336	$13,498	$29,090	$17,214

GAAP net income (loss)	$2,077	$4,161	$(7,838)	$(9,777)
Add back:
Stock compensation expense	8,603	6,679	22,588	18,886
Intangible amortization	1,633	529	3,776	1,155
Acquisition related expenses	833	855	3,895	855
Other expense, net (a)	212	8	973	8
Provision for income taxes (b)	(2,529)	(3,730)	(4,269)	(3,444)
Non-GAAP net income	$10,829	$8,502	$19,125	$7,683
Add interest expense of convertible senior notes, net of tax	650	—	1,906	—
Numerator for non-GAAP diluted EPS calculation	$11,479	$8,502	$21,031	$7,683

Non-GAAP net income per share
Basic	$0.31	$0.26	$0.56	$0.24
Diluted	$0.28	$0.26	$0.52	$0.24

Non-GAAP weighted average shares used to compute net income per share, basic	34,733	32,394	34,108	32,096
GAAP weighted average shares used to compute net income per share, diluted	35,746	33,019	34,108	32,096
Dilutive effect of convertible senior notes	4,998	—	5,061	—
Dilutive effect of employee equity incentive plan awards and ESPP	—	—	1,226	541
Non-GAAP weighted average shares used to compute net income per share, diluted	40,744	33,019	40,395	32,637

(a)This adjustment reflects the accounting impact of the quarterly valuation reassessment of contingent consideration resulting from the 2020 acquisition of $0.2 million and $(1.1) million for the three and nine months ended September 30, 2021, respectively and the induced conversion expense from repurchasing our 2023 Notes of $2.1 million for the nine months ended September 30, 2021.
(b)Starting April 1, 2021, the Company changed the calculation of its non-GAAP provision for income taxes in accordance with the SEC guidance of non-GAAP financial measures. The Company’s current and deferred income tax expense is commensurate with the non-GAAP measure of profitability using a non-GAAP tax rate of 20% for the three and nine months ended September 30, 2021 and 2020. The Company uses annual projected tax rate in its computation of the non-GAAP income tax provision, and excludes the direct impact of stock-based compensation, intangible amortization expenses and acquisition related expenses.

Vocera Communications, Inc.
Future guidance for operating results
(In millions, except per share amounts)

Reconciliation for GAAP to Non-GAAP for net income (loss) and net income (loss) per share
	Year ending December 31, 2021
	Low	High
Revenue	$226.0	$233.0

GAAP net loss	(16.5)	(10.4)
Stock compensation expense	32.0	31.0
Intangible amortization expense	5.4	5.4
Acquisition and restructuring expense	4.3	4.3
Other expense	2.0	2.0
Income tax expense	(4.8)	(5.8)
Total adjustments	38.9	36.9
Non-GAAP net income	$22.4	$26.5
Add interest expense of convertible senior notes, net of tax	2.6	2.6
Numerator for non-GAAP EPS calculation	$25.0	$29.1
Weighted average shares
Basic	34.3	34.3
Diluted	40.6	40.6

GAAP loss per share:
Basic	$(0.48)	$(0.30)
Diluted	$(0.48)	$(0.30)
Non-GAAP net income per share:
Basic	$0.65	$0.77
Diluted	$0.62	$0.72

Reconciliation of Non-GAAP net income to adjusted EBITDA
	Year ending December 31, 2021
	Low	High
Non-GAAP net income	$22.4	$26.5
Interest expense, net	2.1	2.1
Depreciation expense	4.9	4.9
Provision for income taxes	5.6	6.5
Total adjustments	12.6	13.5
Adjusted EBITDA	$35.0	$40.0